Exhibit 1

MARSH USA INC

ATTN:     Maxwell Dwyer

1166 AVE OF AMERICAS, 37FL

NEW YORK, NY 10036

INSURED:	LOGAN RIDGE FINANCE CORPORATION

PRODUCT:	DFIBond

POLICY NO:	70437189

TRANSACTION:	RENL

PREMIUM BILL

Insured:	LOGAN RIDGE FINANCE CORPORATION	Date: December 6, 2021

Producer:	MARSH USA INC

Company:	FEDERAL INSURANCE COMPANY

THIS BILLING IS TO BE ATTACHED TO AND FORM PART OF THE BOND REFERENCED BELOW.

NOTE:	PLEASE RETURN THIS BILL WITH REMITTANCE AND NOTE HEREON ANY CHANGES. BILL WILL BE RECEIPTED AND RETURNED TO YOU PROMPTLY UPON REQUEST.

PLEASE REMIT TO PRODUCER INDICATED ABOVE. PLEASE REFER TO:

EFFECTIVE DATE	BOND NUMBER	COVERAGE		PREMIUM
October 20, 2021	70437189	RENEWAL - BOND FORM B		$8,899.00
To
October 20, 2022

15% Commission

			TOTAL	$8,899.00

Chubb Group of Insurance Companies	DECLARATIONS
202B Hall’s Mill Road	FINANCIAL INSTITUTION
Whitehouse Station, NJ 08889	BOND FORM B

NAME OF ASSURED (including its Subsidiaries):	Bond Number: 70437189

LOGAN RIDGE FINANCE CORPORATION
FEDERAL INSURANCE COMPANY
4201 CONGRESS STREET, SUITE 360
Incorporated under the laws of Indiana
CHARLOTTE, NC 28209	a stock insurance company herein called the COMPANY

Capital Center, 251 North Illinois, Suite 1100
Indianapolis, IN 46204-1927

ITEM 1.	BOND PERIOD: from 12:01 a.m. on October 20, 2021
to 12:01 a.m. on October 20, 2022

ITEM 2.	AGGREGATE LIMIT OF LIABILITY: $2,500,000

ITEM 3.	SINGLE LOSS LIMITS OF LIABILITY - DEDUCTIBLE AMOUNTS:

The amounts set forth below shall be part of and not in addition to the AGGREGATE LIMIT OF LIABILITY. If “Not Covered” is inserted opposite any specified INSURING CLAUSE, such INSURING CLAUSE and any other reference to such INSURING CLAUSE in this Bond shall be deemed to be deleted.

INSURING CLAUSE	SINGLE LOSS LIMIT OF LIABILITY		DEDUCTIBLE AMOUNT
1. Dishonesty
A. Employee		$2,500,000		$0
B. Trade or Loan		$2,500,000		$100,000
C. Partner	$	Not Covered	$	Not Covered
2. On Premises		$2,500,000		$100,000
3. In Transit		$2,500,000		$100,000
4. Forgery or Alteration		$2,500,000		$100,000
5. Extended Forgery		$2,500,000		$100,000
6. Counterfeit Money		$2,500,000		$100,000
7. Computer System		$2,500,000		$100,000
8. Facsimile Signature		$100,000		$5,000

ITEM 4.	THE LIABILITY OF THE COMPANY IS ALSO SUBJECT TO THE TERMS OF THE FOLLOWING ENDORSEMENTS EXECUTED SIMULTANEOUSLY HEREWITH:

1 - 19

ITEM 5.	ORGANIZATIONS TO BE NOTIFIED OF TERMINATION:

SEC

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 1 of 1

IN WITNESS WHEREOF, THE COMPANY has caused this Bond to be signed by its authorized officers, but it shall not be valid unless also signed by an authorized representative of the Company.

Secretary	President
December 6, 2021
Date	Authorized Representative

Form 17-02-1372 (Ed. XX-XX)	Page 2 of 2

The COMPANY, in consideration of payment of the required premium, and in reliance on the APPLICATION and all other statements made and information furnished to the COMPANY by the ASSURED, and subject to the DECLARATIONS made a part of this Bond and to all other terms and conditions of this Bond, agrees to pay the ASSURED for:
Insuring Clauses

Dishonesty	1. A. Employee

Loss resulting directly from dishonest acts, other than stated in 1.B. below, of any Employee, committed alone or in collusion with others except with a director or trustee of the ASSURED who is not an Employee, which result in improper personal financial gain to either such Employee or other natural person acting in collusion with such Employee, or which acts were committed with the intent to cause the ASSURED to sustain such loss.

B. Trade or Loan

Loss resulting directly from dishonest acts of any Employee, committed alone or in collusion with others except with a director or trustee of the ASSURED who is not an Employee, which arises totally or partially from:

(1) any Trade, or

(2) any Loan,

provided, however, the ASSURED shall first establish that the loss was directly caused by dishonest acts of any Employee which result in improper personal financial gain to such Employee and which acts were committed with the intent to cause the ASSURED to sustain such loss.

Notwithstanding the foregoing, when a loss is covered under this INSURING CLAUSE and the Employee was acting in collusion with others and intended to receive improper personal financial gain, but said Employee failed to derive such improper personal financial gain, such loss will nevertheless be covered under this INSURING CLAUSE as if the Employee had obtained such improper personal financial gain provided that the ASSURED establishes that the Employee intended to receive such improper personal financial gain.

C. Partner

Loss, in excess of the Financial Interest in the ASSURED of a Partner, resulting directly from dishonest or fraudulent acts of such Partner, committed alone or in collusion with others, which acts must be committed with the intent:

(1) to cause the ASSURED to sustain such loss, and

(2) to obtain improper personal financial gain for such Partner and which acts in fact result in such Partner obtaining such gain.

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 1 of 20

Insuring Clauses

Dishonesty (continued)

For the purpose of this INSURING CLAUSE, improper personal financial gain shall not include salary, salary increases, commissions, fees, bonuses, promotions, awards, profit sharing, incentive plans, pensions or other emoluments received by a Partner or Employee.

On Premises	2. Loss of Property resulting directly from:

a. robbery, burglary, misplacement, mysterious unexplainable disappearance, damage or destruction, or

b. false pretenses, or common law or statutory larceny, committed by a natural person while on the premises of the ASSURED,

while the Property is lodged or deposited at premises located anywhere.

Those premises of depositories maintained by a stock exchange in which the ASSURED is a member shall be deemed to be premises of the ASSURED but only as respects loss of Certificated Securities.

Certificated Securities held by such depository shall be deemed to be Property to the extent of the ASSURED’S interest therein as effected by the making of appropriate entries on the books and records of such depository.

In Transit	3. Loss of Property resulting directly from common law or statutory larceny, misplacement, mysterious unexplainable disappearance, damage or destruction, while the Property is in transit anywhere:

a. in an armored motor vehicle, including loading and unloading thereof,

b. in the custody of a natural person acting as a messenger of the ASSURED, or

c.   in the custody of a Transportation Company and being transported in a conveyance other than an armored motor vehicle provided, however, that covered Property transported in such manner is limited to the following:

(1) written records,

(2) Certificated Securities issued in registered form, which are not endorsed or are restrictively endorsed, or

(3) Negotiable Instruments not payable to bearer, which are not endorsed or are restrictively endorsed.

Coverage under this INSURING CLAUSE begins immediately on the receipt of such Property by the natural person or Transportation Company and ends immediately on delivery to the premises of the addressee or to any representative of the addressee located anywhere.

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 2 of 20

Insuring Clauses
(continued)

Forgery Or Alteration	4. Loss resulting directly from:

a.   Forgery on, or fraudulent material alteration of, any Negotiable Instrument (other than an Evidence of Debt), Acceptance, Withdrawal Order or receipt for the withdrawal of Property, Certificate of Deposit or Letter of Credit, or

b.  transferring, paying or delivering any funds or other Property, or establishing any credit or giving any value in reliance on any written instructions to the ASSURED authorizing or acknowledging the transfer, payment, delivery or receipt of funds or other Property which instructions fraudulently purport to bear the handwritten signature of any customer of the ASSURED, financial institution, or Employee, but which instructions either bear a Forgery or have been fraudulently materially altered without the knowledge and consent of such customer, financial institution, or Employee.

For the purpose of this INSURING CLAUSE, a mechanically reproduced facsimile signature is treated the same as a handwritten signature.
Extended Forgery	5. Loss resulting directly from the ASSURED having, in good faith, for its own account or the account of others:

a. acquired, sold or delivered, given value, extended credit or assumed liability, in reliance on any original

(1) Certificated Security,

(2) deed, mortgage or other instrument conveying title to, or creating or discharging a lien on, real property,

(3) Evidence of Debt,

(4) Instruction which

i. bears a Forgery, or

ii. is fraudulently materially altered, or

iii. is lost or stolen, or

b.  guaranteed in writing or witnessed any signature on any transfer, assignment, bill of sale, power of attorney, or endorsement upon or in connection with any item listed in a.(1) through a.(4) above, or

c. acquired, sold or delivered, or given value, extended credit or assumed liability in reliance on any item listed in a.(1) or a.(2) above which is a Counterfeit Original.

Actual physical possession, and continued actual physical possession if taken as collateral, of the items listed in a.(1) through a.(4) above by the ASSURED or a Federal or State chartered deposit institution of the ASSURED is a condition precedent to the ASSURED having relied on such items. Release or return of such collateral is an acknowledgment by the ASSURED that it no longer relies on such collateral.

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 3 of 20

Insuring Clauses

Extended Forgery (continued)	For the purpose of this INSURING CLAUSE, a mechanically reproduced facsimile signature is treated the same as a handwritten signature.
Counterfeit Money	6. Loss resulting directly from the receipt by the ASSURED in good faith of any counterfeit Money.
Computer System	7. Loss resulting directly from fraudulent:

a. entries of data into, or

b. changes of data elements or programs within,

a Computer System, provided the fraudulent entry or change causes:

(1) funds or other property to be transferred, paid or delivered,

(2) an account of the ASSURED or of its customer to be added, deleted, debited or credited, or

(3) an unauthorized account or a fictitious account to be debited or credited.
Facsimile Signature

8.  Loss resulting directly from any issuer of securities, transfer agent, bank, banker or trust company having received from the ASSURED or the New York Stock Exchange, specimen copies of the ASSURED’S mechanically reproduced facsimile signature and having acted in reliance upon any false, fraudulent or unauthorized reproduction of such facsimile signature, whether such facsimile signature is the facsimile signature duly adopted by the ASSURED or is one resembling or purporting to be such facsimile signature, regardless of by whom or by what means the same may have been imprinted, and whether or not such loss is sustained by reason of the ASSURED having entered into an agreement to be legally liable when such facsimile signature or one resembling or purporting to be such facsimile signature is used, provided, however, that

a. such facsimile signature is used

(1)   as the signature to an assignment or other instrument authorizing or effecting the transfer of shares of stock, or other registered securities, which may now or at any time hereafter be registered in the name of the ASSURED on the books of the association, company or corporation issuing the same, or

(2)   as the signature to a power of substitution, designating a substitute or substitutes to make the actual transfer on the books of the issuer of shares of stock, or other registered securities, in respect of which the ASSURED may now or at any time hereafter be named as an attorney to effect said transfer, whether said power of substitution is embodied in an endorsement on the certificate for said shares of stock or other registered security or in a separate instrument, and

b.  the New York Stock Exchange has not interposed any objections to the use by the ASSURED of such facsimile signature and such agreement, if any, was required by the said Exchange as a condition to its failing to interpose any such objections, and

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 4 of 20

Insuring Clauses

Facsimile Signature (continued)	c. this INSURING CLAUSE 8. shall not apply to any Certificated Security which is a Counterfeit Original.
General Agreements

Joint Assured

A. Only the first named ASSURED shall be deemed to be the sole agent of the others for all purposes under this Bond, including but not limited to the giving or receiving of any notice or proof required to be given and for the purpose of effecting or accepting any amendments to or termination of this Bond. Each and every other ASSURED shall be conclusively deemed to have consented and agreed that none of them shall have any direct beneficiary interest in or any right of action under this Bond and neither this Bond nor any right of action shall be assignable.

Knowledge possessed or discovery made by any ASSURED shall constitute knowledge possessed or discovery made by all of the ASSUREDS for the purposes of this Bond.

All losses and other payments, if any, payable by the COMPANY shall be payable to the first named ASSURED without regard to such ASSURED’S obligations to others, and the COMPANY shall not be responsible for the application by the first named ASSURED of any payment made by the COMPANY. If the COMPANY agrees to and makes payment to any ASSURED other than the one first named, such payment shall be treated as though made to the first named ASSURED. The COMPANY shall not be liable for loss sustained by one ASSURED to the advantage of any other ASSURED.

Representations Made By Assured

B. The ASSURED represents that all information it has furnished in the APPLICATION for this Bond or otherwise is complete, true and correct. Such APPLICATION and other information constitute part of this Bond.

The ASSURED must promptly notify the COMPANY of any change in any fact or circumstance which materially affects the risk assumed by the COMPANY under this Bond.

Any intentional misrepresentation, omission, concealment or incorrect statement of a material fact, in the APPLICATION or otherwise, shall be grounds for recision of this Bond.
Additional Offices Or Employees - Consolidation, Merger Or Purchase Or Acquisition Of Assets Or Liabilities - Notice To Company

C. If the ASSURED, while this Bond is in force, merges or consolidates with, or purchases or acquires assets or liabilities of another institution, the ASSURED shall not have the coverage afforded under this Bond for loss which has:

(1)   occurred or will occur on premises,

(2)   been caused or will be caused by any employee, or

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 5 of 20

General Agreements

Additional Offices Or Employees - Consolidation, Merger Or Purchase Or Acquisition Of Assets Or Liabilities - Notice To Company (continued)

(3)   arisen or will arise out of the assets or liabilities,

of such institution, unless the ASSURED:

a.   gives the COMPANY written notice of the proposed consolidation, merger or purchase or acquisition of assets or liabilities prior to the proposed effective date of such action, and

b.  obtains the written consent of the COMPANY to extend some or all of the coverage provided by this Bond to such additional exposure, and

c.   on obtaining such consent, pays to the COMPANY an additional premium.

Notwithstanding anything stated above to the contrary, the COMPANY hereby agrees to provide coverage which shall be effective on the date of acquisition under this Bond for those acquired institutions in which the ASSURED owns greater than fifty percent (50%) of the voting stock or voting rights either directly or through one or more of its subsidiaries for the remainder of the BOND PERIOD, with no additional premium, provided the acquired institution meets all of the following conditions:

i. the assets shall not exceed ten percent (10%) of the ASSURED'S assets,

ii. there shall be neither any paid nor pending Bond claim for the three (3) year period prior to the date of acquisition, and

iii. the ASSURED is not aware of any disciplinary action or proceeding by State or Federal officials involving the acquired institution as of the date of acquisition.

The COMPANY further agrees that as respects any acquisition that involves a State or Federal regulatory assisted acquisition or assumption of assets and/or liabilities, coverage shall be provided under this Bond for the remainder of the BOND PERIOD as long as conditions i. and ii. above are met. As respects such acquisition or assumption of assets and/or liabilities, coverage applies only to a Single Loss fully sustained by the ASSURED on or after the date of such acquisition or assumption. All of the circumstances, conditions or acts causing or contributing to a Single Loss must occur on or after the date of such acquisition or assumption for coverage to apply regardless of the time such loss is discovered by the ASSURED.

Change Of Control - Notice To Company	D. The ASSURED shall notify the COMPANY at the earliest practical moment, not to exceed sixty (60) days, after the ASSURED learns of a change of control.

There shall be no coverage under this Bond for any loss involving a Partner or a stockholder or affiliated group of stockholders that acquires control if such loss occurs after the date such party acquired control and if notice of such change in control is not received by the COMPANY within the sixty (60) day time period.

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 6 of 20

General Agreements

Change Of Control - Notice To Company (continued)

As used in this General Agreement, control means the power to determine the management or policy of a controlling holding company or of the ASSURED by virtue of partnership interest or voting stock ownership. A change in control, for the purpose of the required notice, means:

(1)   a change of twenty-five (25%) percent in the Financial Interest in the ASSURED or Partners due to a realignment of such Partners’ percentage interest, or

(2)   a change in ownership of voting stock or voting rights which results in direct or indirect ownership by a stockholder or an affiliated group of stockholders of ten (10%) percent or more of such stock or voting rights.

Notice To Company Of Legal Proceedings Against Assured - Election To Defend

E.  The ASSURED shall notify the COMPANY at the earliest practical moment, not to exceed sixty (60) days after the ASSURED receives notice, of any legal proceeding brought to determine the ASSURED’S liability for any loss, claim or damage which, if established, would constitute a collectible loss under this Bond. Concurrent with such notice, and as requested thereafter, the ASSURED shall furnish copies of all pleadings and pertinent papers to the COMPANY.

The COMPANY may, at it sole option, elect to conduct the defense of all or part of such legal proceeding. The defense by the COMPANY shall be in the name of the ASSURED through attorneys selected by the COMPANY. The ASSURED shall provide all reasonable information and assistance as required by the COMPANY for such defense.

If the COMPANY elects to defend all or part of any legal proceeding, the court costs and attorneys’ fees incurred by the COMPANY and any settlement or judgment on that part defended by the COMPANY shall be a loss under the applicable INSURING CLAUSE of this Bond. In addition, if the amount demanded in the legal proceeding is greater than the amount recoverable under this Bond, or if a DEDUCTIBLE AMOUNT is applicable, or both, the COMPANY’S liability for court costs and attorney’s fees incurred in defending all or part of such legal proceeding is limited to the proportion of such court costs and attorneys’ fees incurred that the amount recoverable under this Bond bears to the total of the amount demanded in such legal proceeding.

If the COMPANY declines to defend the ASSURED, no settlement without the prior written consent of the COMPANY or judgment against the ASSURED shall determine the existence, extent or amount of coverage under this Bond, and the COMPANY shall not be liable for any costs, fees and expenses incurred by the ASSURED.

Nominees

F.  Loss sustained by any nominee organized by the ASSURED for the purpose of handling certain of the ASSURED’S business transactions and composed exclusively of its Employees shall, for all purposes under this Bond and whether any partner of the nominee is concerned or implicated in such loss, be deemed to be loss sustained by the ASSURED.

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 7 of 20

Conditions And Limitations

Definitions	1. As used in this Bond:

a. Acceptance means a draft which the drawee has, by signature written on it, engaged to honor as presented.

b. Certificate of Deposit means an acknowledgment in writing by a financial institution of receipt of Money with an engagement to repay it.

c. Certificated Security means a share, participation or other interest in property of, or an enterprise of, the issuer or an obligation of the issuer, which is:

(1) represented by an instrument issued in bearer or registered form, and

(2) of a type commonly dealt in on securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment, and

(3) either one of a class or series or by its terms divisible into a class or series of shares, participations, interests or obligations.

d.  Computer System means a computer and all input, output, processing, storage, off-line media libraries, and communication facilities which are connected to the computer and which are under the control and supervision of the operating system(s) or application(s) software used by the ASSURED.

e. Counterfeit Original means an imitation of an actual valid original which is intended to deceive and be taken as the original.

f. Employee means:

(1) an officer of the ASSURED,

(2)   a natural person while in the regular service of the ASSURED at any of the ASSURED’S premises and compensated directly by the ASSURED through its payroll system and subject to the United States Internal Revenue Service Form W-2 or equivalent income reporting plans of other countries, and whom the ASSURED has the right to control and direct both as to the result to be accomplished and details and means by which such result is accomplished in the performance of such service,

(3) a guest student pursuing studies or duties in any of the ASSURED’S premises,

(4) an attorney retained by the ASSURED and an employee of such attorney while either is performing legal services for the ASSURED,

(5) a natural person provided by an employment contractor to perform employee duties for the ASSURED under the ASSURED’S supervision at any of the ASSURED’S premises,

(6) an employee of an institution merged or consolidated with the ASSURED prior to the effective date of this Bond, or

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 8 of 20

Conditions And Limitations

Definitions (continued)

(7)   a director or trustee of the ASSURED, but only while performing acts within the scope of the customary and usual duties of any officer or other employee of the ASSURED or while acting as a member of any committee duly elected or appointed to examine or audit or have custody of or access to Property of the ASSURED.

Each employer of persons as set forth in f.(4) or f.(5) preceding and the partners, officers and other employees of such employers shall collectively be deemed to be one person for the purpose of Section 1.s. below, and in the event of payment under this Bond, the COMPANY shall be subrogated to the ASSURED’S rights of recovery, as stated in Section 11., against any such employer.

Employee does not mean any agent, broker, factor, commission merchant, independent contractor not specified in f.(4) or f.(5) preceding, intermediary, finder or other representative of the same general character who is not on the ASSURED’S payroll system or who is not subject to the ASSURED’S reporting to the United States Internal Revenue Service on a Form W-2 or equivalent income reporting plans of other countries.

g.  Evidence of Debt means an instrument, including a Negotiable Instrument, executed by a customer of the ASSURED and held by the ASSURED, which in the regular course of business is treated as evidencing the customer’s debt to the ASSURED.

h.  Financial Interest in the ASSURED includes the financial interest of the ASSURED’S general partner(s) or limited partner(s) included as Partner under this Bond, committing dishonest acts covered by this Bond or concerned or implicated in such acts, and means:

(1)   as respects general partners, the value of all right, title and interest of such general partner(s), determined as of the close of business on the date of discovery of loss covered by this Bond, in the aggregate of:

(a)   the “net worth” of the ASSURED which, for the purposes of this Bond, shall be deemed to be the excess of its total assets over its total liabilities, without adjustment to give effect to loss covered by this Bond (except that credit balances and equities in proprietary accounts of the ASSURED, which shall include capital accounts of partners, investment and trading accounts of the ASSURED, participations of the ASSURED in joint accounts, and accounts of partners which are covered by agreements providing for the inclusion of equities as partnership property, shall not be considered as liabilities) with securities, spot commodities, commodity future contracts in such proprietary accounts and all other assets marked to market or fair value and with adjustment for profits and losses at the market of contractual commitments for such proprietary accounts of the ASSURED, and

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 9 of 20

Conditions And Limitations

Definitions (continued)

(b)   the value of all other Money, securities and property belonging to such general partner(s), or in which such general partner(s) have pecuniary interest, held by or in the custody of and legally available to the ASSURED as set-off against loss covered by this Bond, provided, however, that if such “net worth” adjusted to give effect to loss covered by this Bond and such value of all other Money, securities and property as set forth in h.(1)(b) preceding, plus the amount of coverage afforded by this Bond on account of such loss, is not sufficient to enable the ASSURED to meet its obligations, including its obligations to its partners other than to such general partner(s), then the Financial Interest in the ASSURED of such general partner(s) shall be reduced in an amount necessary, or eliminated if need be, in order to enable the ASSURED on payment of loss under this Bond to meet such obligations, to the extent that such payment will enable the ASSURED to meet such obligations, without any benefit accruing to such general partner(s) from such payment, and

(2)   as respects limited partners, the value of such limited partner’s(s) investment in the ASSURED.

i.   Forgery means the signing of the name of another natural person with the intent to deceive but does not mean a signature which consists in whole or in part of one’s own name, with or without authority, in any capacity for any purpose.

j.   Initial Transaction Statement means the first written statement signed by or on behalf of the issuer of an Uncertificated Security sent to the registered owner or registered pledgee containing:

(1)   a description of the issue of which the Uncertificated Security is a part, and

(2)   the number of shares or units transferred to the registered owner, pledged by the registered owner to the registered pledgee, or released from pledge by the registered pledgee, and

(3)   the name, address and taxpayer identification number, if any, of the registered owner and registered pledgee, and

(4)   the date the transfer pledge or release was registered.

k.  Instruction means a written order to the issuer of an Uncertificated Security requesting that the transfer, pledge or release from pledge of the specified Uncertificated Security be registered.

l.   Letter of Credit means an engagement in writing by a bank or other person made at the request of a customer that the bank or other person will honor drafts or other demands for payment in compliance with the conditions specified in the engagement.

m.   Loan means all extensions of credit by the ASSURED and all transactions creating a creditor or lessor relationship in favor of the ASSURED, including all purchase and repurchase agreements, and all transactions by which the ASSURED assumes an existing creditor or lessor relationship.

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 10 of 20

Conditions And Limitations

Definitions (continued)	n. Money means a medium of exchange in current use authorized or adopted by a domestic or foreign government as part of its currency.

o. Negotiable Instrument means any writing:

(1) signed by the maker or drawer, and

(2) containing an unconditional promise or order to pay a sum certain in Money and no other promise, order, obligation or power given by the maker or drawer, and

(3) is payable on demand or at a definite time, and

(4) is payable to order or bearer.

p. Partner means any general partner of the ASSURED and any limited partner of the ASSURED who is also employed by the ASSURED.

q.  Property means any Money; Certificated Security; Initial Transaction Statement; Negotiable Instrument; Certificate of Deposit; Acceptance; Evidence of Debt; Withdrawal Order; Letter of Credit; insurance policy; abstract of title, deed and mortgage on real estate; revenue and other stamps; precious metals in any form; and books of account and other records recorded in writing, but not data processing records or media.

r. Securities means either Certificated Securities or Uncertificated Securities.

s. Single Loss means all covered loss, including court costs and attorneys’ fees incurred by the COMPANY under General Agreement E., resulting from:

(1) any one act of burglary, robbery or attempt at either, in which no Partner or Employee is implicated, or

(2) any one act or series of related acts on the part of any natural person resulting in damage, destruction, or misplacement of Property, or

(3) all acts other than those specified in s.(1) and s.(2), caused by any natural person or in which such person is implicated, or

(4) any one event not specified in s.(1), s.(2) or s.(3).

t.   Subsidiary means any organization that, at the inception date of this Bond, is named in the APPLICATION or is created during the BOND PERIOD and of which more than fifty percent (50%) of the outstanding securities or voting rights representing the present right to vote for election of directors is owned or controlled by the ASSURED either directly or through one or more of its subsidiaries.

u.  Trade means any purchase, exchange, or sale transaction, with or without knowledge of the ASSURED, whether or not represented by any indebtedness or balance shown to be due the ASSURED on any customer account, actual or fictitious.

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 11 of 20

Conditions And Limitations

Definitions (continued)	v. Transportation Company means any organization which provides its own or its leased vehicles for transportation or which provides freight forwarding or air express services.

w. Uncertificated Security means a share, participation or other interest in property of or an enterprise of the issuer or an obligation of the issuer, which is:

(1) not represented by an instrument and the transfer of which is registered on books maintained for that purpose by or on behalf of the issuer, and

(2) of a type commonly dealt in on securities exchanges or markets, and

(3) either one of a class or series or by its terms divisible into a class or series of shares, participations, interests or obligations.

x.  Withdrawal Order means a non-negotiable instrument, other than an instruction, signed by a customer of the ASSURED authorizing the ASSURED to debit the customer’s account in the amount of funds stated therein.

For the purposes of these definitions, the singular includes the plural and the plural includes the singular, unless otherwise indicated.
General Exclusions - Applicable To All Insuring Clauses	2. This Bond does not directly or indirectly cover:
a. loss not reported to the COMPANY in writing within sixty (60) days after termination of this Bond as an entirety;

b.  loss due to riot or civil commotion outside the United States of America and Canada, or any loss due to military, naval or usurped power, war or insurrection. This Section 2.b., however, shall not apply to loss which occurs in transit in the circumstances recited in INSURING CLAUSE 3., provided that when such transit was initiated there was no knowledge on the part of any person acting for the ASSURED of such riot, civil commotion, military, naval or usurped power, war or insurrection;

c. loss resulting from the effects of nuclear fission or fusion or radioactivity;

d. loss of potential income including, but not limited to, interest and dividends not realized by the ASSURED or by any customer of the ASSURED;

e. damages of any type for which the ASSURED is legally liable, except compensatory damages, but not multiples thereof, arising from a loss covered under this Bond;

f. any costs, fees and expenses incurred by the ASSURED:

(1) in establishing the existence of or amount of loss covered under this Bond, or

(2) as a party to any legal proceeding, even if such legal proceeding results in a loss covered by this Bond;

g. loss resulting from indirect or consequential loss of any nature;

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 12 of 20

Conditions And Limitations

General Exclusions - Applicable To All Insuring Clauses (continued)	h. loss resulting from dishonest acts of any member of the Board of Directors or Board of Trustees of the ASSURED who is not an Employee, acting alone or in collusion with others;
i. loss, or that part of any loss, resulting solely from any violation by the ASSURED or by any Partner or Employee:

(1) of any law regulating:

a. the issuance, purchase or sale of securities,

b. securities transactions on security or commodity exchanges or the over the counter market,

c. investment companies,

d. investment advisors, or

(2) of any rule or regulation made pursuant to any such law;

j. loss of confidential information, material or data;

k. loss resulting from any actual or alleged:

(1) representation or advice, or

(2) warranty or guarantee as to the performance of any investment;

l. loss due to liability resulting from disclosure of or acting on material nonpublic information;

m.   loss resulting from transactions in a customer’s account, whether authorized or unauthorized, except loss resulting from the unlawful withdrawal and conversion of Money, Securities or precious metals directly from a customer’s account and provided such unlawful withdrawal and conversion is covered under INSURING CLAUSE 1; or

n. loss caused by any natural person, partnership or corporation engaged by the ASSURED to perform data processing services.
Specific Exclusions - Applicable To All Insuring Clauses Except Insuring Clause 1.	3. This Bond does not directly or indirectly cover:

a.   loss caused by a Partner or Employee provided, however, this Section 3.a. shall not apply to loss covered under INSURING CLAUSE 2. or 3. which results directly from misplacement, mysterious unexplainable disappearance, or damage or destruction of Property;

b. loss through the surrender of property away from premises of the ASSURED as a result of a threat:

(1)   to do bodily harm to any person, except loss of Property in transit in the custody of any natural person acting as messenger of the ASSURED, provided that when such transit was initiated there was no knowledge by the ASSURED of any such threat, or

(2) to do damage to the premises or Property of the ASSURED;

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 13 of 20

Conditions And Limitations

Specific Exclusions - Applicable To All Insuring Clauses Except Insuring Clause 1. (continued)

c.   loss resulting from payments made or withdrawals from any account involving erroneous credits to such account, unless such payments or withdrawals are physically received by such depositor or representative of such depositor who is within the office of the ASSURED at the time of such payment or withdrawal, or except when covered under INSURING CLAUSE 1.;

d. loss involving any Uncertificated Security provided, however, this Section 3.d. shall not apply to INSURING CLAUSE 7.;

e. loss of property while in the mail;

f.   damages resulting from any civil, criminal or other legal proceeding in which the ASSURED is adjudicated to have engaged in racketeering activity. For the purposes of this Section 3.f., “racketeering activity” is defined in 18 United State Code 1961 et seq., as amended;

g.  loss resulting from the failure for any reason of a financial or depository institution, its receiver or other liquidator to pay or deliver funds or Property to the ASSURED provided, however, this Section 3.g. shall not apply to Securities covered under INSURING CLAUSE 2.a.;

h. loss of Property while in the custody of a Transportation Company provided, however, this Section 3.h. shall not apply to INSURING CLAUSE 3.;

i.   loss resulting from entries or changes made by a natural person with authorized access to a Computer System who acts in good faith on instructions, unless such instructions are given to that person by a software contractor or its partner, officer, or employee authorized by the ASSURED to design, develop, prepare, supply, service, write or implement programs for the ASSURED’S Computer System;

j.   loss resulting directly or indirectly from the input of data into a Computer System terminal device, either on the premises of a customer of the ASSURED or under the control of such a customer, by a customer or other person who had authorized access to the customer’s authentication mechanism;

k.  loss resulting from the use of credit, debit, charge, access, convenience, identification, cash management or other cards whether such cards were issued, or purport to have been issued, by the ASSURED or by anyone other than the ASSURED;

l. loss involving items of deposit which are not finally paid for any reason including, but not limited to, forgery or any other fraud;

m. loss caused by any agent, broker, factor, commission merchant, independent contractor, intermediary, finder or other representative of the same general character of the ASSURED; or

n.  loss caused by any employee, agent, broker, factor, commission merchant, independent contractor, intermediary, finder or other representative of the same general character of any third party, while conducting business with the ASSURED on behalf of such third party.

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 14 of 20

Conditions And Limitations (continued)
Specific Exclusions - Applicable To All Insuring Clauses Except Insuring Clauses 1., 4., And 5.	4. This Bond does not directly or indirectly cover:

a.   loss resulting from the complete or partial non-payment of or default on any Loan whether such Loan was procured in good faith or through trick, artifice, fraud or false pretenses provided, however, this Section 4.a. shall not apply to INSURING CLAUSE 7;

b. loss resulting from forgery or any alteration;

c. loss involving a counterfeit provided, however, this Section 4.c. shall not apply to INSURING CLAUSE 6; or

d. loss resulting from any Trade provided, however, this Section 4.d. shall not apply to INSURING CLAUSE 7.
Limit Of Liability Aggregate Limit Of Liability

5.  The COMPANY’S total cumulative liability for all Single Loss of all ASSUREDS discovered during the BOND PERIOD shall not exceed the AGGREGATE LIMIT OF LIABILITY as stated in ITEM 2. of the DECLARATIONS. Each payment made under the terms of this Bond shall reduce the unpaid portion of the AGGREGATE LIMIT OF LIABILITY until it is exhausted.

On exhausting the AGGREGATE LIMIT OF LIABILITY by such payments:

a. the COMPANY shall have no further liability for loss or losses regardless of when discovered and whether or not previously reported to the COMPANY, and

b.  the COMPANY shall have no obligation under General Agreement E. to continue the defense of the ASSURED, and on notice by the COMPANY to the ASSURED that the AGGREGATE LIMIT OF LIABILITY has been exhausted, the ASSURED shall assume all responsibility for its defense at its own cost.

The unpaid portion of the AGGREGATE LIMIT OF LIABILITY shall not be increased or reinstated by any recovery made and applied in accordance with Section 11. In the event that a loss of Property is settled by indemnity in lieu of payment, then such loss shall not reduce the unpaid portion of the AGGREGATE LIMIT OF LIABILITY.

Single Loss Limit Of Liability

The COMPANY’S liability for each Single Loss shall not exceed the applicable SINGLE LOSS LIMIT OF LIABILITY as stated in ITEM 3. of the DECLARATIONS or the unpaid portion of the AGGREGATE LIMIT OF LIABILITY, whichever is less. If a Single Loss is covered under more than one INSURING CLAUSE, the maximum payable shall not exceed the largest applicable SINGLE LOSS LIMIT OF LIABILITY.

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 15 of 20

Conditions And Limitations

(continued)

Discovery	6. This Bond applies only to loss first discovered by an officer of the ASSURED during the BOND PERIOD. Discovery occurs at the earlier of an officer of the ASSURED being aware of:

a. facts which may subsequently result in a loss of a type covered by this Bond, or

b. an actual or potential claim in which it is alleged that the ASSURED is liable to a third party,

regardless of when the act or acts causing or contributing to such loss occurred, even though the amount of loss does not exceed the applicable DEDUCTIBLE AMOUNT or the Financial Interest in the ASSURED, or the exact amount or details of loss may not then be known.

Notice To Company - Proof - Legal Proceedings Against Company

7.    a.  The ASSURED shall give the COMPANY notice at the earliest practicable moment, not to exceed sixty (60) days after discovery of a loss, in an amount that is in excess of 50% of the applicable DEDUCTIBLE AMOUNT, as stated in ITEM 3. of the DECLARATIONS.

b. The ASSURED shall furnish to the COMPANY proof of loss, duly sworn to, with full particulars, within six (6) months after such discovery.

c. Certificated Securities listed in a proof of loss shall be identified by certificate or bond numbers, if issued with them.

d.  Legal proceedings for the recovery of any loss under this Bond shall not be brought prior to the expiration of sixty (60) days after the proof of loss is filed with the COMPANY or after the expiration of twenty-four (24) months from the discovery of such loss.

e. This Bond affords coverage only in favor of the ASSURED. No claim, suit, action or legal proceeding shall be brought under this Bond by anyone other than the ASSURED.
Deductible Amount

8.  The COMPANY shall be liable under this Bond only for the amount by which any Single Loss is greater than the applicable DEDUCTIBLE AMOUNT as stated in ITEM 3. of the DECLARATIONS, and is equal to or less than the applicable SINGLE LOSS LIMIT OF LIABILITY. The DEDUCTIBLE AMOUNT is in addition to the Financial Interest in the ASSURED as stated in Section 1.h.

Valuation Books Of Account Or Other Records

9.  The value of any loss of Property consisting of books of account or other records used by the ASSURED in the conduct of its business shall be the amount paid by the ASSURED for blank books, blank pages, or other materials which replace the lost books of account or other records, plus the cost of labor paid by the ASSURED for the actual transcription or copying of data to reproduce such books of account or other records.

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 16 of 20

Conditions And Limitations (continued)

Loan

The value of any loss or that portion of any loss resulting from a Loan shall be the amount actually disbursed by the ASSURED to a borrower under such Loan reduced by all amounts including, but not limited to, interest and fees received by the ASSURED under all Loans to such borrower, whether or not part of any claim under this Bond.

Money

Any loss of Money, or loss payable in Money, shall be paid in the Money of the United States of America or the dollar equivalent of it, determined by the free market rate of exchange in effect at the time of discovery of such loss.

Other Property

The value of any loss of Property, other than as stated above, shall be the actual cash value or the cost of repairing or replacing such Property with property of like quality and value, whichever is less.

Securities

The value of any loss of Securities shall be the average market value of such Securities on the business day immediately preceding discovery of such loss provided, however, that the value of any Securities replaced by the ASSURED, with the consent of the COMPANY and prior to the settlement of any claim for them, shall be the actual market value at the time of replacement. In the case of a loss of interim certificates, warrants, rights or other Securities, the production of which is necessary to the exercise of subscription, conversion, redemption or deposit privileges, the value of them shall be the market value of such privileges immediately preceding their expiration if said loss is not discovered until after their expiration. If no market price is quoted for such Securities or for such privileges, the value shall be fixed by agreement of the parties.

Set-Off	Any loss covered under INSURING CLAUSE 1.A. shall be reduced by a set-off consisting of the amount owed to the Employee causing the loss, whether or not assigned to another.

Trade	The value of any loss or that portion of any loss resulting from a Trade shall be reduced by the amount of commission and other amounts received by the ASSURED as a result of such Trade.
Securities Settlement

10.  In the event of a loss of Securities covered under this Bond, the COMPANY may, at its sole discretion, purchase replacement Securities, tender the value of the Securities in Money, or issue its indemnity to effect replacement Securities.

The indemnity required from the ASSURED under the terms of this Section against all loss, cost or expense arising from the replacement of Securities by the COMPANY’S indemnity shall be:

a. for Securities having a value less than or equal to the applicable DEDUCTIBLE AMOUNT - one hundred (100%) percent;

b.  for Securities having a value in excess of the applicable DEDUCTIBLE AMOUNT but within the SINGLE LOSS LIMIT OF LIABILITY - the percentage that the DEDUCTIBLE AMOUNT bears to the value of the Securities;

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 17 of 20

Conditions And Limitations
Securities Settlement (continued)

c.   for Securities having a value greater than the applicable SINGLE LOSS LIMIT OF LIABILITY - the percentage that the DEDUCTIBLE AMOUNT and portion in excess of the SINGLE LOSS LIMIT OF LIABILITY bears to the value of the Securities.

The value referred to in Sections 10.a., b., and c. is the value in accordance with Section 9., Valuation, regardless of the value of such Securities at the time the loss under the COMPANY’S indemnity is sustained.

The COMPANY is not required to issue its indemnity for any portion of a loss of Securities which is not covered by this Bond, however, the COMPANY may do so as a courtesy to the ASSURED and at its sole discretion.

The ASSURED shall pay the proportion of the COMPANY’S premium charge for the COMPANY’S indemnity as set forth in Sections 10.a., b., and c. No portion of the SINGLE LOSS LIMIT OF LIABILITY shall be used as payment of premium for any indemnity purchased by the ASSURED to obtain replacement Securities.

Subrogation - Assignment - Recovery

11.  In the event of a payment under this Bond, the COMPANY shall be subrogated to all of the ASSURED’S rights of recovery against any person or entity to the extent of such payment. On request, the ASSURED shall deliver to the COMPANY an assignment of the ASSURED’S rights, title and interest and causes of action against any person or entity to the extent of such payment.

Recoveries, whether effected by the COMPANY or by the ASSURED, shall be applied net of the expense of such recovery, in the following order:

a.   first, to the satisfaction of the ASSURED’S covered loss which would otherwise have been paid but for the fact that it is in excess of either the SINGLE LOSS LIMIT OF LIABILITY or AGGREGATE LIMIT OF LIABILITY,

b. second, to the COMPANY in satisfaction of amounts paid in settlement of the ASSURED’S claim,

c. third, to the ASSURED in satisfaction of the applicable DEDUCTIBLE AMOUNT, and

d. fourth, to the ASSURED in satisfaction of any loss suffered by the ASSURED which was not covered under this Bond.

Recovery from reinsurance or indemnity of the COMPANY shall not be deemed a recovery under this Section.

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 18 of 20

Conditions And Limitations
Subrogation - Assignment - Recovery (continued)

This Bond does not afford coverage in favor of any Depository, and, in the event of a payment under this Bond, the COMPANY shall be subrogated to the ASSURED’S rights of recovery against any Depository.

To the extent that, under the rules of a Depository, the ASSURED is liable to such Depository for a portion of the recovery received by the COMPANY, the COMPANY will reimburse the ASSURED for the ASSURED’S liability for its portion of such recovery up to, but not exceeding, the amount of the loss payment by the COMPANY.

Cooperation Of Assured	12. At the COMPANY’S request and at reasonable times and places designated by the COMPANY, the ASSURED shall:

a. submit to examination by the COMPANY and subscribe to the same under oath, and

b. produce for the COMPANY’S examination all pertinent records, and

c. cooperate with the COMPANY in all matters pertaining to the loss.

The ASSURED shall execute all papers and render assistance to secure to the COMPANY the rights and causes of action provided for under this Bond. The ASSURED shall do nothing after loss to prejudice such rights or causes of action.

Termination	13. This Bond terminates as an entirety on the earliest occurrence of any of the following:

a. immediately on the receipt by the COMPANY of a written notice from the ASSURED of its decision to terminate this Bond, or

b. immediately on the appointment of a trustee, receiver or liquidator to act on behalf of the ASSURED, or the taking over of the ASSURED by State or Federal officials, or

c. immediately on the dissolution of the ASSURED, or

d. immediately on the taking over of the ASSURED by another entity, or

e. immediately on exhausting the AGGREGATE LIMIT OF LIABILITY, or

f. immediately on expiration of the BOND PERIOD.

This Bond terminates as to any Partner or Employee:

(1)   immediately on the ASSURED, or any of its Partners, directors, trustees or officers not acting in collusion with such Partner or Employee, learning of any dishonest act committed by such Partner or Employee at any time, whether in the employment of the ASSURED or otherwise, whether or not such act is of the type covered under this Bond, and whether against the ASSURED or any other person or entity, or

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 19 of 20

Conditions And Limitations
Termination (continued)	(2) fifteen (15) days after the receipt by the ASSURED of a written notice from the COMPANY of its decision to terminate this Bond as to any Partner or Employee.

Termination as to any Partner or Employee shall not apply if the dishonest act occurred prior to the employment with the ASSURED and involved less than $10,000.

Such termination, however, is without prejudice to the loss of any Property then in transit in the custody of such Partner or Employee.

The COMPANY will mark its records to indicate that the organizations named in ITEM 5. of the DECLARATIONS are to be notified promptly concerning termination or substantial modification of this Bond as an entirety or as to any Partner or Employee, whether such termination is effected by notice from the ASSURED or by the COMPANY. The COMPANY will use its best efforts to so notify said organizations, but failure to so notify shall not impair or delay the effectiveness of any such termination.

Other Insurance	14. Coverage under this Bond shall apply only as excess over any other valid and collectible insurance, indemnity or suretyship obtained by or on behalf of:

a. the ASSURED, or

b. a Transportation Company, or

c. another entity on whose premises the loss occurred or which employed the person causing the loss or engaged the messenger conveying the Property involved.
Employee Benefit Plans

15.  All of the ASSURED’S employee benefit plans that qualify under Section 412 of the Employee Retirement Income Security Act of 1974 (ERISA), are provided bonding protection under INSURING CLAUSE 1., DISHONESTY, as required under ERISA.

Conformity

16.  If any limitation within this Bond is prohibited by any law controlling this Bond’s construction, such limitation shall be deemed to be amended so as to equal the minimum period of limitation provided by such law.

Change Or Modification

17.  This Bond or any instrument amending or affecting this Bond may not be changed or modified orally. No change in or modification of this Bond shall be effective except when made by written endorsement to this Bond signed by an authorized representative of the COMPANY.

Form B-2 (12-97) Form 17-02-1371 (Ed. 12-97)	Page 20 of 20

IMPORTANT NOTICE TO POLICYHOLDERS

All of the members of the Chubb Group of Insurance companies doing business in the United States (hereinafter “Chubb”) distribute their products through licensed insurance brokers and agents (“producers”). Detailed information regarding the types of compensation paid by Chubb to producers on US insurance transactions is available under the Producer Compensation link located at the bottom of the page at www.chubb.com, or by calling 1-866-588-9478. Additional information may be available from your producer.

Thank you for choosing Chubb.

10-02-1295 (ed. 6/2007)

FEDERAL INSURANCE COMPANY

Endorsement No: 1

Bond Number: 70437189

NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

NAME OF ASSURED ENDORSEMENT

It is agreed that the NAME OF ASSURED in the DECLARATIONS is amended to read as follows:

CAPITALA FINANCE CORP

CAPITALA INVESTMENT ADVISORS LLC

CAPITALA ADVISORS CORP., INC

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-0949 (Rev. 1-97)	Page 1

FEDERAL INSURANCE COMPANY

Endorsement No: 2

Bond Number: 70437189

NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

REVISE ITEM 3 ENDORSEMENT

It is agreed that this Bond is amended by deleting ITEM 3. in its entirety in the DECLARATIONS and substituting the following:

“ITEM 3.	SINGLE LOSS LIMITS OF LIABILITY—DEDUCTIBLE AMOUNTS:

The amounts set forth below shall be part of and not in addition to the AGGREGATE LIMIT OF LIABILITY. If “Not Covered” is inserted opposite any specified INSURING CLAUSE, such INSURING CLAUSE and any other reference to such INSURING CLAUSE in this Bond shall be deemed to be deleted.

INSURING CLAUSE	SINGLE LOSS LIMIT OF LIABILITY	DEDUCTIBLE AMOUNT
1. Dishonesty
A. Employee	$2,500,000	$0
B. Trade or Loan	$2,500,000	$100,000
C. Partner	Not Covered	Not Covered
2. On Premises	$2,500,000	$100,000
3. In Transit	$2,500,000	$100,000
4. Forgery or Alteration	$2,500,000	$100,000
5. Extended Forgery	$2,500,000	$100,000
6. Counterfeit Money	$2,500,000	$100,000
7. Computer System	$2,500,000	$100,000
8. Facsimile Signature	$100,000	$5,000
9. Audit Expense	$100,000	$5,000
10. Stop Payment	$50,000	$5,000
11. Unauthorized Signature	$2,500,000	$100,000
12. Voice Initiated Funds Transfer Instruction	$2,500,000	$100,000
13. Telefacsimile Instruction	$2,500,000	$100,000

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-0692 (Rev. 12-97)	Page 1

FEDERAL INSURANCE COMPANY

Endorsement No.: 3

Bond Number: 70437189

NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

AUDIT EXPENSE ENDORSEMENT

It is agreed that this Bond is amended as follows:

1.	By adding the following INSURING CLAUSE:

“9	Audit Expense

Reasonable expense incurred by the ASSURED for audits or examinations required by State or Federal supervisory authorities to be conducted either by such authorities or by independent accountants as the result of loss sustained by the ASSURED in excess of the applicable DEDUCTIBLE AMOUNT. This INSURING CLAUSE applies solely to losses covered under INSURING CLAUSE 1.”

2.	Under General Exclusions-Applicable To All Insuring Clauses, Section 2.f.(1) does not apply to loss covered under this INSURING CLAUSE.

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-2344 (Ed. 10-00)

FEDERAL INSURANCE COMPANY

Endorsement No.: 4

Bond Number: 70437189
NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

STOP PAYMENT ORDER OR REFUSAL TO PAY CHECK ENDORSEMENT

It is agreed that this Bond is amended as follows:

1.	By adding the following INSURING CLAUSE:

“10. Stop Payment Order or Refusal To Pay Check

Loss resulting directly from the ASSURED being legally liable to pay compensatory damages for:

a.

complying or failing to comply with notice from any customer of the ASSURED or any authorized representative of such customer, to stop payment on any check or draft made or drawn upon or against the ASSURED by such customer or by any authorized representative of such customer, or

b.	refusing to pay any check or draft made or drawn upon or against the ASSURED by any customer of the ASSURED or by any authorized representative of such customer.”

2.	By adding the following Specific Exclusion:

“Section 4.A.   Specific Exclusions - Applicable to INSURING CLAUSE 10.

This Bond does not directly or indirectly cover:

a.	liability assumed by the ASSURED by agreement under any contract, unless such liability could have attached to the ASSURED even in the absence of such agreement,

b.	loss arising out of:

(1)	libel, slander, wrongful entry, eviction, defamation, false arrest, false imprisonment, malicious prosecution, assault or battery,

(2)	sickness, disease, physical bodily harm, mental or emotional distress or anguish, or death of any person, or

(3)	discrimination.”

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-2365 (Ed. 10-00)

FEDERAL INSURANCE COMPANY

Endorsement No: 5

Bond Number: 70437189
NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

PREMIUM ENDORSEMENT

It is agreed that:

1.	The premium for this Bond for the period October 20, 2021 to October 20, 2022 is:

Premium: Eight thousand eight hundred ninety nine dollars ($8,899.00)

2.	It is further agreed that this premium is subject to change during this period if amendments are made to this Bond at the request of the ASSURED.

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-0735 (Rev. 1-97)

ENDORSEMENT/RIDER

Effective date of
this endorsement/rider: October 20, 2021	FEDERAL INSURANCE COMPANY

Endorsement/Rider No. 6

To be attached to and
form a part of Policy No. 70437189

Issued to: LOGAN RIDGE FINANCE CORPORATION

COMPLIANCE WITH APPLICABLE TRADE SANCTION LAWS

It is agreed that this insurance does not apply to the extent that trade or economic sanctions or other similar laws or regulations prohibit the coverage provided by this insurance.

The title and any headings in this endorsement/rider are solely for convenience and form no part of the terms and conditions of coverage.

All other terms, conditions and limitations of this Policy shall remain unchanged.

Authorized Representative

14-02-9228 (2/2010)	Page 1

FEDERAL INSURANCE COMPANY

Endorsement No. 7

Bond Number: 70437189

NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

NORTH CAROLINA AMENDATORY ENDORSEMENT

It is agreed that this Bond is amended by deleting paragraph d. in its entirety from Section 7., Notice to Company-Proof-Legal Proceedings Against Company, and substituting the following:

“d.

Legal proceedings for the recovery of any loss under this Bond shall not be brought prior to the expiration of sixty (60) days after the proof of loss is filed with the COMPANY or after the expiration of thirty-six (36) months from the discovery of such loss.”

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

State Amendatory-General Use Form 17-02-1453 (Ed. 1-97)

FEDERAL INSURANCE COMPANY

Endorsement No.: 8

Bond Number: 70437189

NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

AMENDED EXTENDED FORGERY ENDORSEMENT

It is agreed that this Bond is amended by deleting INSURING CLAUSE 5., Extended Forgery, in its entirety and substituting the following:

5.	Extended Forgery

Loss resulting directly from the ASSURED having, in good faith, for its own account or the account of others:

a.	acquired, sold or delivered, or given value, extended credit or assumed liability, in reliance on any original

(1)	Certificated Security,

(2)	deed, mortgage or other instrument conveying title to, or creating or discharging a lien on, real property,

(3)	Evidence of Debt, or

(4)	Instruction

which

i.	bears a Forgery, or

ii.	is fraudulently materially altered, or

iii.	is lost or stolen, or

b.

guaranteed in writing or witnessed any signature on any transfer, assignment, bill of sale, power of attorney, or endorsement upon or in connection with any item listed in a.(1) through a.(4) above, or

c.	acquired, sold or delivered, or given value, extended credit or assumed liability in reliance on any item listed in a.(1) or a.(2) above which is a Counterfeit Original.

B-2 Bond Form 17-02-5497 (Ed. 7-03)	Page 1

Actual physical possession, and continued actual physical possession if taken as collateral, of the items listed in a.(1) through a.(4) above by the ASSURED or a Federal or State chartered deposit institution of the ASSURED is a condition precedent to the ASSURED having relied on such items. Release or return of such collateral is an acknowledgment by the ASSURED that it no longer relies on such collateral.

For the purpose of this INSURING CLAUSE, a mechanically reproduced facsimile signature is treated the same as a handwritten signature.

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-5497 (Ed. 7-03)	Page 2

ENDORSEMENT/RIDER

Effective date of
this endorsement/rider: October 20, 2021	FEDERAL INSURANCE COMPANY

Endorsement/Rider No. 9

To be attached to and
form a part of Policy No. 70437189

Issued to: LOGAN RIDGE FINANCE CORPORATION

ENHANCED FIDELITY ENDORSEMENT FOR ASSET MANAGERS

(Including Funds Transfer and Social Engineering Fraud)

In consideration of the premium charged, it is agreed that solely with respect to the coverage afforded under this Endorsement:

(1) ITEM 3 of the DECLARATIONS is amended to include the following:

INSURING CLAUSE	SINGLE LOSS LIMIT OF LIABILITY	DEDUCTIBLE AMOUNT
1.D. Customer’s Capital	$2,500,000.00	$100,000.00
7.A. Computer System Fraud	$2,500,000.00	$100,000.00
7.B. Customer’s Funds Transfer and Social Engineering Fraud	$0.00	$0.00
7.C.(1) & 7.C.(2) Assured’s Funds Transfer and Social Engineering Fraud Without Official Authorization	$0.00	$0.00
7.C.(1) & 7.C.(2) Assured’s Funds Transfer and Social Engineering Fraud With Official Authorization	$0.00	$0.00
7.C.(3) Assured’s Funds Transfer and Social Engineering Fraud	$0.00	$0.00
Official Authorization Threshold	$0.00
7.D. Computer Investigations Expense	$0.00	$0.00
7.E. Computer Extortion	$0.00	$0.00

FL-210928 (03/2018)	Page 1 of 10

(2)	The following is added to Insuring Clause 1., Dishonesty:

D. Customer’s Capital

Loss of Customer’s Capital, including loss of Customer’s Capital held by the ASSURED in its capacity as a fiduciary of Customer’s Capital, resulting directly from the dishonest acts of an Employee, committed anywhere and whether committed alone or in collusion with others and which results in improper personal financial gain to either such Employee or other natural person acting in collusion with such Employee and which acts were committed with the intent to cause the Customer to sustain such loss.

(3)	The last full paragraph of Insuring Clause 1. Dishonesty, is deleted and replaced with the following:

For the purpose of this INSURING CLAUSE, improper personal financial gain shall not include salary, salary increases, commissions, fees, bonuses, promotions, awards, profit sharing, incentive plans, pensions, gains on any investments, or other emoluments which have been, are being, or would be received by an Employee.

(4)	Insuring Clause 4., Forgery Or Alteration, is deleted and replaced with the following:

4.	Loss resulting directly from:

a.

Forgery on, or fraudulent material alteration of, any Written and Original: Negotiable Instrument (other than an Evidence of Debt), Acceptance, Withdrawal Order or receipt for the withdrawal of Property, Certificate of Deposit or Letter of Credit, or

b.

transferring, paying or delivering any funds or other Property, or establishing any credit or giving any value in reliance on any Written and Original instructions to the ASSURED authorizing or acknowledging the transfer, payment, delivery or receipt of funds or other Property which instructions fraudulently purport to bear the handwritten signature of any Customer of the ASSURED, financial institution, or Employee, but which instructions either bear a Forgery or have been fraudulently materially altered without the knowledge and consent of such Customer, financial institution, or Employee, but only to the extent the Forgery or alteration directly causes the loss.

Actual physical possession of the items listed in 4.a. and 4.b. above by the ASSURED is a condition precedent to the ASSURED’s having relied on the items.

For the purpose of this INSURING CLAUSE, a reproduction of a handwritten signature is treated the same as the handwritten signature. An electronic or digital signature is not treated as a reproduction of a handwritten signature.

(5)	Insuring Clause 5., Extended Forgery is deleted and replaced with the following:

5.	Loss resulting directly from the ASSURED having, in good faith, for its own account or the account of others:

a.	acquired, sold or delivered, given value, extended credit or assumed liability, in reliance on any Written and Original:

(1)	Certificated Security,

(2)	deed, mortgage or other instrument conveying title to, or creating or discharging a lien on, real property,

(3)	Evidence of Debt,

(4)	Instruction

which

i.	bears a Forgery, but only to the extent the Forgery directly causes the loss, or

ii.	is fraudulently materially altered but only to the extent the alteration directly causes the loss, or

FL-210928 (03/2018)	Page 2 of 10

iii.	is lost or stolen, or

b.

guaranteed in writing or witnessed any signature on any transfer, assignment, bill of sale, power of attorney, or endorsement upon or in connection with any item listed in a.(1) through a.(4) above, or

c.

acquired, sold or delivered, or given value, extended credit or assumed liability in reliance on any item listed in a.(1) or a.(2) above which is a Counterfeit Original, but only to the extent the Counterfeit Original directly causes the loss.

Actual physical possession, and continued actual physical possession if taken as collateral, of the items listed in a.(1) through a.(4) above by the ASSURED or a Federal or State chartered deposit institution of the ASSURED is a condition precedent to the ASSURED having relied on such items. Release or return of such collateral is an acknowledgment by the ASSURED that it no longer relies on such collateral.

For the purpose of this INSURING CLAUSE, a reproduction of a handwritten signature is treated the same as the handwritten signature. An electronic or digital signature is not treated as a reproduction of a handwritten signature.

(6)	Insuring Clause 7., Computer System, is deleted and replaced with the following:

7. A.	Computer System Fraud

Loss resulting directly from the fraudulent: a. entry of Electronic Data into; or b. change of Electronic Data or Electronic Instructions within the ASSURED’s Computer System, provided such fraudulent entry or change causes:

(1)	Property to be transferred, paid or delivered,

(2)	an account of the ASSURED or of its Customer to be added, deleted, debited, or credited, or

(3)	an unauthorized account or a fictitious account to be debited or credited.

B.	Customer’s Funds Transfer and Social Engineering Fraud

Loss resulting directly from the fraudulent: a. transfer; b. payment; or c. delivery of Property on the faith of a Command purportedly issued by:

(1)	the Customer;

(2)	the ASSURED to such Customer; or

(3)	the ASSURED to a financial institution directing such financial institution to transfer, pay or deliver Property from any account maintained by such Customer at such financial institution;

but which Command was, in fact, fraudulently issued or fraudulently modified without the ASSURED’s or Customer’s knowledge.

C.	Assured’s Funds Transfer and Social Engineering Fraud

Loss resulting directly from the fraudulent: a. transfer; b. payment; or c. delivery of an ASSURED’s Property on the faith of a Command purportedly issued by:

(1)	an employee of a Vendor who is authorized by the ASSURED to instruct an Employee to transfer Property or change bank account information of such Vendor;

(2)	a director, officer, partner, member or sole proprietor of the ASSURED or other Employee who is authorized by the ASSURED to instruct another Employee to transfer Property; or

(3)	the ASSURED, and issued to a financial institution directing such financial institution to transfer, pay or deliver Property from an account maintained by such ASSURED at such financial institution;

but which Command was, in fact, fraudulently issued or fraudulently modified without the ASSURED’s knowledge or without the knowledge of any such natural person described in 7.C.(1) or 7.C.(2) above.

FL-210928 (03/2018)	Page 3 of 10

D.	Computer Investigations Expense

Reasonable expenses incurred by the ASSURED to investigate loss sustained by the ASSURED in excess of the applicable DEDUCTIBLE AMOUNT and covered solely under INSURING CLAUSE 7.A, 7.B, and 7.C.

E.	Computer Extortion

Loss resulting directly from the ASSURED having surrendered any funds or property to a person other than an Employee of the ASSURED where such person has gained or alleges to have gained unauthorized access to the ASSURED’s Computer System and threatens to cause the ASSURED to transfer, pay or deliver any funds or property using the ASSURED’s Computer System, provided, however, that before surrendering any funds or property:

a.	the ASSURED makes every reasonable effort to conduct and contemporaneously documents an investigation which provides a reasonable basis for concluding such threat is technologically credible; and

b.

the ASSURED reports such threat to the Federal Bureau of Investigation or other law enforcement agency having jurisdiction over such matters and reasonably complies with the recommendations, instructions or suggestions of such law enforcement agency.

(7)	General Agreement C., Additional Offices Or Employees – Consolidation, Merger, Or Purchase Or Acquisition Of Assets Or Liabilities – Notice To Company, is deleted and replaced with the following:

ACQUISITION OF, OR MERGER WITH, ANOTHER ENTITY

(1)

If during the BOND PERIOD, the ASSURED forms a new Subsidiary or acquires Management Control of any entity or organization such that it becomes a Subsidiary, the COMPANY hereby agrees to provide coverage under this Bond, effective on the date the ASSURED forms such new Subsidiary or acquires Management Control of such new Subsidiary and for the remainder of the BOND PERIOD, with no additional premium, provided the entity meets all of the following conditions:

a.

its assets under management shall not exceed twenty five percent (25%) of the assets under management of the ASSURED first named on the Declarations at the time of the acquisition of Management Control,

b.	it has not had any Bond claim for the three (3) year period prior to the date of acquisition, and

c.	it is not the subject of any disciplinary action or proceeding by Federal, state, or local, officials, or foreign equivalent positions, as of the date of acquisition of which the ASSURED is aware.

(2)

If during the BOND PERIOD, the ASSURED forms a new Subsidiary or acquires Management Control of any entity or other organization such that it becomes a Subsidiary and such Subsidiary does not meet all of the conditions listed in C. (1) above, or the ASSURED otherwise merges or consolidates with another entity such that the ASSURED is the surviving entity, then such Subsidiary or merged or consolidated entity shall be an ASSURED under this Bond for thirty (30) days from the effective date of the formation, acquisition, merger or consolidation unless the ASSURED has:

a.	given the COMPANY written notice of the formation, acquisition, merger or consolidation prior to the proposed effective date of such action, and

b.	obtained the written consent of the COMPANY to extend some or all of the coverage provided by this Bond to such additional exposure, and

c.	on obtaining such consent, has paid the COMPANY an additional premium if requested by the COMPANY.

Coverage for any entity described in C.(2) above, and for any employee, shall be subject to such additional or different terms, conditions and limitations of coverage as the COMPANY in its sole and absolute discretion may require.

If the ASSURED fails to give such notice as required in paragraph C.(2), or fails to pay the additional premium required by the COMPANY, then coverage for such new Subsidiary or merged or consolidated entity and any employees thereof shall terminate with respect to any Bond claim made more than thirty (30) days after the effective date of such creation, acquisition, merger or consolidation.

FL-210928 (03/2018)	Page 4 of 10

(8)	General Agreement D., Change Of Control – Notice To Company, is deleted in its entirety.

(9)	For the purpose of the coverage afforded by this Bond, ASSURED shall mean:

(1)	the entity or organization listed under NAME OF ASSURED on the Declarations; and

(2)	any Subsidiary of such entity or organization.

(10)	Section 1., Definitions, of the Conditions and Limitations Section is amended as follows:

A.	The term Employee is deleted and replaced with the following:

Employee means:

(1)

a duly elected or appointed director, trustee, governor, officer, in-house general counsel, in-house chief compliance officer, Manager, Partner, or principal of the ASSURED while performing acts within the scope of the usual duties of an Employee for the ASSURED,

(2)

a natural person, other than a natural person in A(1) above, while in the regular service of the ASSURED at any of the ASSURED’S premises and compensated directly by the ASSURED through its payroll system and subject to the United States Internal Revenue Service Form W-2 or equivalent income reporting plans of other countries, and whom the ASSURED has the right to control and direct both as to the result to be accomplished and details and means by which such result is accomplished in the performance of such service,

(3)	a guest student pursuing studies or performing duties in any of the ASSURED’s premises,

(4)	a natural person provided by an employment contractor to perform employee duties for the ASSURED under the ASSURED’s supervision at any of the ASSURED’s premises,

(5)	an employee of an institution merged or consolidated with the ASSURED prior to the effective date of this Bond,

(6)	an attorney retained by the ASSURED and an employee of such attorney while either is performing legal services for the ASSURED,

(7)	an employee of a fund administrator for the ASSURED while performing fund administration services for the ASSURED.

Each employer of persons as set forth in (6), and (7), above and the partners, officers and other employees of such employers shall collectively be deemed to be one person for all the purposes of the definition of Single Loss and in the event of payment under this Bond, the Company shall be subrogated to the ASSURED’S rights of recovery, as stated in Section 11., Subrogation-Assignment-Recovery, of the CONDITIONS AND LIMITATIONS against any such employer.

B.	The term Forgery is deleted and replaced with the following:

Forgery means:

(1)	affixing the handwritten signature, or a reproduction of the handwritten signature, of another natural person without authorization and with the intent to deceive; or

(2)	affixing the name of an organization as an endorsement to a check without authority and with the intent to deceive;

provided, however, that a signature which consists in whole or in part of one’s own name signed with or without authority, in any capacity, for any purpose is not a Forgery. An electronic or digital signature is not a reproduction of a handwritten signature or the name of an organization affixed as an endorsement to a check.

FL-210928 (03/2018)	Page 5 of 10

C.	The term Partner is deleted and replaced with the following:

Partner means any general partner, managing general partner, administrative general partner, venture partner or limited partner of the ASSURED who is also employed by the ASSURED.

D.	The term Property is deleted and replaced with the following:

Property means Money, Securities, Initial Transaction Statement, Negotiable Instrument, Certificate of Deposit, Acceptance, Evidence of Debt, Withdrawal Order, Letter of Credit; insurance policies; abstract of title, deed and mortgage on real estate; revenue and other stamps; precious metals in any form; all other instruments similar to or in the nature of the foregoing; and books of accounts and other records recorded in writing, but not electronic data processing records or media.

Property does not include Electronic Data, Electronic Media, Electronic Instruction, Cryptocurrencies or any other electronic or digital currency not authorized or adopted by a sovereign government as part of its currency.

E.	The term Subsidiary is deleted and replaced with the following:

Subsidiary means any entity or organization:

(1)

of which the ASSURED owns or controls, either directly or through one or more subsidiaries, more than fifty percent (50%) of the outstanding securities or voting rights representing the present right to vote for election of directors, or

(2)	that is an Investment Holding Company, or

(3)	that is a Private Fund

and which exists at the inception of the BOND PERIOD, or which is formed or acquired during the BOND PERIOD by an existing ASSURED in accordance with GENERAL AGREEMENT C.

Subsidiary does not mean a Portfolio Company.

(11)	The following terms are added to Section 1., Definitions, of the Conditions and Limitations section:

A.	Command means any:

(1)	electronic instruction, including an e-mail, that is delivered through an Electronic Communication System and that is capable of retention by the recipient at the time of receipt;

(2)	telex, TWX or Telefacsimile; or

(3)	for purposes of coverage under INSURING CLAUSE 7.B. and 7.C., any Voice Initiated Funds Transfer Instruction;

provided, however, that solely with respects to INSURING CLAUSE 7.C.(1) and 7.C.(2), for any single transfer, payment, or delivery of funds exceeding the amount set forth in Paragraph (1), Official Authorization Threshold, of this Endorsement, the Employee acting on the Command has in fact obtained an Official Authorization prior to executing upon such Command.

B.

Computer System means a device or group of devices and all input, output, processing, storage, off-line media libraries (including third-party hosted computing services accessed across the internet, including infrastructure, platform, and software services), communication facilities, including related communications networks, which are connected directly or indirectly to such a device or group of devices, and which pursuant to a computer program can perform operations on Electronic Data.

C.	Customer means any organization or natural person that:

(1)	has an account,

(2)	is in the process of opening an account, or

(3)	has been informed by, and reasonably believes that, an Employee has opened, or is in the process of opening, an account on their behalf,

with the ASSURED.

FL-210928 (03/2018)	Page 6 of 10

D.

Customer’s Capital means Money, Securities, or precious metals owned by a Customer. Customer’s Capital does not include Cryptocurrencies or any other electronic or digital currency not authorized or adopted by a sovereign government.

E.	Electronic Communication System means any and all services provided by or through:

(1)	the facilities of any electronic communication system;

(2)	Fedwire, Clearing House Interbank Payment System (CHIPS), Society for Worldwide Interbank Financial Telecommunication (SWIFT) and similar automated interbank communication systems;

(3)	automated teller and point of sale networks, including shared networks for such systems;

(4)	an online portal provided by the ASSURED for purposes of accessing a Customer’s account; or

(5)	an electronic mailing system hosted by the ASSURED or a third party cloud service provider,

in which the ASSURED participates, allowing the input, output, examination, or transfer of Electronic Data or electronic instructions from any one computer to the ASSURED’S Computer System or from the ASSURED’s Computer System to any one computer.

F.	Electronic Data means a representation of information, knowledge, facts, concepts or instructions which are being processed, or have been processed in a computer.

G.	Electronic Instruction means computer programs converted to a form usable in a Computer System to act upon Electronic Data.

H.	Electronic Media means the physical components or materials on which Electronic Data is or can be recorded.

I.

Investment Holding Company means any entity, including but not limited to, a corporation, trust, limited liability company, limited liability partnership, limited partnership, operating partnership, general partnership or joint venture which:

(1)	exists solely to hold equity, debt or debenture securities for, or on behalf of, a Private Fund, and

(2)	one or more ASSUREDS have, directly or indirectly, through one or more intermediaries, Management Control.

Investment Holding Company does not mean a Portfolio Company.

J.	Manager means, solely with respect to a limited liability company, such entity’s manager, managing member, management committee member or member of the Board of Managers.

K.	Management Control means:

(1)

owning or controlling interests representing more than fifty percent (50%) of the voting, appointment or designation power for the selection of a majority of: the board of directors of a corporation; the management committee members of a joint venture; the members of the management board, board of directors or managers of a limited liability company; the general partner or managing general partner of a limited partnership; or the functional or foreign equivalent thereof;

(2)

having the right, pursuant to the written contract or the bylaws, charter, operating agreement, partnership agreement or similar documents of an entity, for the selection of a majority of the board of directors of a corporation; the management committee members of a joint venture; the members of the management board, board of directors or managers of a limited liability company; the general partner or managing general partner of a limited partnership; or the functional or foreign equivalent thereof;

(3)	owning or controlling more than fifty percent (50%) of the outstanding securities, membership units, partnership units or the equivalent thereof; or

(4)

having the rights and obligations, directly or indirectly, to direct or cause the direction of the management and policies of an entity for the benefit of an ASSURED, including, but not limited to, a Private Fund, whether through ownership, by contract or other agreement.

FL-210928 (03/2018)	Page 7 of 10

L.

Official Authorization means a valid handwritten signature of at least two Employees, or an electronic record of entry and approval into a wire transfer system, accounting system, or similar system which is capable of maintaining and reproducing an audit trail which demonstrates that at least two Employees approved a transaction within their authority. A Forgery is not an Official Authorization. Official Authorization shall not include a typed name in any form (including but not limited to e-mail, letterhead or pre-printed material), but shall include electronic reproductions of handwritten signatures in any form.

M.	Original means the first rendering or archetype and does not include photocopies or electronic transmissions even if received and printed.

N.	Portfolio Company means any entity in which one or more Investment Holding Companies or Private Funds own or control equity securities, outstanding debt or debentures and which:

(1)	produces, sells or leases tangible products to others, or intends to produce, sell or lease tangible products to others,

(2)	provides or intends to provide services to others, or

(3)	owns, leases or intends to own or lease mineral rights or any similar rights.

O.	Private Fund means any pooled investment vehicle exempted from registration under the Investment Company Act of 1940 of which an ASSURED has Management Control.

P.

Telefacsimile means a system of transmitting a facsimile of a tangible document by electronic signals over telephone lines to a piece of equipment maintained for the specific purpose of receiving such signals and printing such facsimile on a tangible medium.

Q.

Vendor means any entity or natural person that has provided specialized investment advice or other goods and services to the ASSURED pursuant to a written agreement. However, Vendor does not include any Customer, custodian, broker/dealer, administrator, property manager, counter-party, financial institution or any similar entity.

R.	Voice Initiated Funds Transfer Instruction means those oral instructions which authorize the transfer to another financial institution of funds in a Customer’s account and which are

(1)	made over a telecommunications device, and

(2)	directed to those natural persons specifically authorized to receive such instructions by such a telecommunications device.

S.	Written means expressed through letters or marks placed upon paper and visible to the eye.

(12)	Section 2., General Exclusions g. and j. of the Conditions and Limitations, are deleted and replaced with the following:

g.	loss resulting from indirect or consequential loss of any nature, provided, however, that this Section 2.g. shall not apply to INSURING CLAUSE 7.D.;

j.

loss of confidential information, material or data, including, but not limited to fees, costs, fines, penalties or any other expenses incurred by an ASSURED which result, directly or indirectly, from the access to or disclosure of another entity or person’s confidential or personal information (including but not limited to, patents, trade secrets, processing methods, customer lists, financial information, credit card information, health information or any similar type of nonpublic information) provided, however, this Section 2.j. shall not apply when such information, material or data is used to support or facilitate the commission of an act otherwise covered by this bond.

(13)	Section 2., General Exclusion m. of the Conditions and Limitations is deleted in its entirety.

(14)	Section 2., General Exclusions is amended to include the following:

o.

loss resulting directly or indirectly from a modification, damage, destruction, deletion, or corruption of Electronic Data, Electronic Media, or Electronic Instruction, provided, however, that this Section 2.o. shall not apply to INSURING CLAUSE 7.A.;

p.	loss resulting directly or indirectly from a threat or a series of threats:

FL-210928 (03/2018)	Page 8 of 10

(1)	to gain unauthorized access to the ASSURED’s Computer System and sell or disclose confidential information stored within the ASSURED’s Computer System;

(2)

to modify, damage, destroy, delete or corrupt the ASSURED’s Electronic Data or the ASSURED’s Electronic Instruction while stored within the ASSURED’s Computer System, provided, however, that this Section 2.p.(2) shall not apply to INSURING CLAUSE 7.E.;

q.	costs or expenses incurred by the ASSURED to replace, restore, recreate, recollect or recover Electronic Data, Electronic Media, Electronic Instruction;

r.	costs or expenses incurred to identify or remediate software program errors or vulnerabilities, or costs to update, replace, restore, upgrade, maintain, or improve a Computer System;

s.

costs or expenses of any independent forensic analysts or network security consultants engaged to investigate or assess any actual or alleged threat, provided, however, that this Section 2.s. shall not apply to INSURING CLAUSE 7.D.;

t.	loss resulting directly or indirectly from any Command, provided, however, that this Section 2.t. shall not apply to INSURING CLAUSE 7.B. and 7.C.

(15)	Section 3., Specific Exclusions a., b, i., and j., of the Conditions and Limitations are deleted and replaced with the following:

a.	loss caused by an Employee provided, however, this Section 3.a. shall not apply to loss:

(1)	covered under INSURING CLAUSE 2. or 3. which results directly from misplacement, mysterious unexplainable disappearance, or damage or destruction of Property; or

(2)	covered under INSURING CLAUSE 7.B.(1), 7.C.(1) or 7.C.(2);

b.	loss caused through the surrender of a ransom or extortion payment away from the ASSURED’s premises as a result of a threat:

(1)

to do bodily harm to any person, except loss of Property in transit in the custody of any natural person acting as messenger of the ASSURED, provided that when such transit was initiated there was no knowledge by the ASSURED of any such threat; or

(2)	to do damage to the premises or Property of the ASSURED;

provided, however, that this Section 3.b. shall not apply to INSURING CLAUSE 7.E.;

i.

loss resulting from entries or changes made by a natural person with authorized access to the ASSURED’S Computer System who acts in good faith on instructions, unless such instructions are given to that person by a software contractor or its partner, officer, or employee authorized by the ASSURED to design, develop, prepare, supply service, write or implement programs for the ASSURED’s Computer System, provided, however, that this Section 3. i. shall not apply to INSURING CLAUSE 7;

j.

loss resulting directly or indirectly from instructions issued by a Customer of the ASSURED to the ASSURED when such instructions are made, sent or originated by a natural person authorized by the Customer to make, send or originate such instructions;

(16)	Section 4., Specific Exclusion b. of the Conditions and Limitations is deleted and replaced with the following:

b.	loss resulting from forgery or any alteration provided, however, this Section 4.b. shall not apply to INSURING CLAUSE 7;

(17)	Solely with respect to INSURING CLAUSE 7., this bond does not directly or indirectly cover:

a.	liability assumed by the ASSURED by agreement under any contract, unless such liability would have attached to the ASSURED even in the absence of such agreement;

b.	loss resulting directly or indirectly from written instructions or advice other than a Command;

c.

loss resulting directly or indirectly from forged, altered or fraudulent negotiable instruments, securities, documents or written instruments used as a source documentation in the preparation of Electronic Data;

FL-210928 (03/2018)	Page 9 of 10

d.

loss resulting from mechanical failure, faulty construction, error in design, latent defect, wear and tear, gradual deterioration, electrical disturbance, Electronic Media failure or breakdown, any malfunction or error in programming, or error or omission in processing; or

e.

solely with respects to INSURING CLAUSE 7.C.(1) and 7.C.(2), loss due to any investment in Securities, or ownership in any corporation, partnership, real property, commodity or similar instrument, whether or not such investment is genuine.

(18)

Solely with respect to INSURING CLAUSE 7., in event of a loss covered under this Bond and also covered under any other valid bond(s)/policy(ies) issued by the COMPANY or a parent, subsidiary or affiliate of the COMPANY to the ASSURED or a Subsidiary, the SINGLE LOSS LIMIT OF LIABILITY under this Bond shall be reduced by any payment under any other such valid bond(s)/policy(ies) and only the remainder, if any, shall be applicable to such loss hereunder.

(19) The following paragraph is added to Section 7., Notice To Company – Proof- Legal Proceedings Against Company:

f.

Proof of loss involving INSURING CLAUSE 7 shall include a copy of any electronic record or message, or a copy of any telex, TWX or Telefacsimile message, or a recording or log of any instructions given by voice over the telephone or internet, when the ASSURED has maintained such recording or log, provided, however, that with respects to INSURING CLAUSE 7.C.(1) and 7.C.(2), With Official Authorization, proof of loss shall include a copy of the Official Authorization.

(20)	Section 13., Termination, is amended to include the following:

Notwithstanding anything to the contrary, this Bond terminates as to any Employee only when a Manager or principal of the ASSURED, not acting in collusion with such Employee, discovers that such Employee committed a dishonest act of a type covered under this Bond at any time, whether in the employment of the ASSURED or otherwise, and whether against the ASSURED or any other person or entity.

(21)	The following Section is added to the Conditions and Limitations section:

18.	Covered Property

This bond shall apply to loss of Property:

a.	owned by the ASSURED;

b.	held by the ASSURED in any capacity; or

c.	for which the ASSURED is legally liable.

The title and any headings in this endorsement/rider are solely for convenience and form no part of the terms and conditions of coverage.

All other terms, conditions and limitations of this Policy shall remain unchanged.

Authorized Representative

FL-210928 (03/2018)	Page 10 of 10

FEDERAL INSURANCE COMPANY Endorsement No.: 10 Bond Number: 70437189

NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

AMENDING DEFINITION OF EMPLOYEE-CONSULTANT ENDORSEMENT

It is agreed that this Bond is amended by adding to the definition of Employee in Section 1., Definitions, the following:

(8)	a consultant retained by the ASSURED and an employee of such consultant while either is performing consulting services for the ASSURED pursuant to a written contract.

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-2336 (Ed. 10-00)

FEDERAL INSURANCE COMPANY Endorsement No.: 11 Bond Number: 70437189
NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

AMENDING DISCOVERY AND NOTICE TO COMPANY ENDORSEMENT

It is agreed that this Bond is amended as follows:

1.	By deleting in its entirety the second paragraph from General Agreement A., Joint Assured.

2.	By deleting in its entirety Section 6., Discovery, and substituting the following:

Section 6. Discovery

This Bond applies only to loss first discovered by the Founder, Managing Partner or Chief Finanical/Compliance Officer of the ASSURED during the BOND PERIOD. Discovery occurs at the earlier of the Founder, Managing Partner or Chief Finanical/Compliance Officer of the ASSURED being aware of:

a.	facts which may subsequently result in a loss of a type covered by this Bond, or

b.	an actual or potential claim in which it is alleged that the ASSURED is liable to a third party,

regardless of when the act or acts causing or contributing to such loss occurred, even though the amount of loss does not exceed the applicable DEDUCTIBLE AMOUNT, or the exact amount or details of loss may not then be known.

3.	By deleting in its entirety the first paragraph from General Agreement E., Notice to Company of Legal Proceedings Against Assured-Election to Defend, and substituting the following:

The ASSURED shall notify the COMPANY at the earliest practical moment, not to exceed sixty (60) days after the Founder, Managing Partner or Chief Finanical/Compliance Officer receives notice, of any legal proceeding brought to determine the ASSURED’S liability for any loss, claim or damage which, if established, would constitute a collectible loss under this Bond. Concurrent with such notice, and as required thereafter, the ASSURED shall furnish copies of all pleadings and pertinent papers to the COMPANY.

4.	By deleting in its entirety paragraph a. from Section 7., Notice to Company-Proof-Legal Proceedings Against Company, and substituting the following:

a.

The ASSURED shall give the COMPANY notice at the earliest practicable moment, not to exceed sixty (60) days after discovery of loss by the Founder, Managing Partner or Chief Finanical/Compliance Officer, in an amount that is in excess of 50% of the applicable DEDUCTIBLE AMOUNT, as stated in ITEM 3. of the DECLARATIONS.

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-2338 (Ed. 10-00)

FEDERAL INSURANCE COMPANY Endorsement No.: 12 Bond Number: 70437189
NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

AUTOMATIC ACQUISITION PERCENTAGE THRESHOLD ENDORSEMENT

It is agreed that this Bond is amended by deleting in its entirety General Agreement C., Additional Offices or Employees-Consolidation, Merger or Purchase or Acquisition of Assets or Liabilities-Notice To Company, and substituting the following:

”C.	Additional Offices or Employees-Consolidation, Merger or Purchase or Acquisition Of Assets or Liabilities-Notice to Company

If the ASSURED, while this Bond is in force, merges or consolidates with, or purchases or acquires assets or liabilities of another institution, the ASSURED shall not have the coverage afforded under this Bond for loss which has:

(1)	occurred or will occur on premises,

(2)	been caused or will be caused by any Employee, or

(3)	arisen or will arise out of the assets or liabilities,

of such institution, unless the ASSURED:

a.	gives the COMPANY written notice of the proposed consolidation, merger or purchase or acquisition of assets or liabilities prior to the proposed effective date of such action, and

b.	obtains the written consent of the COMPANY to extend some or all of the coverage provided by this Bond to such additional exposure, and

c.	on obtaining such consent, pays to the COMPANY an additional premium.

Notwithstanding anything stated above to the contrary, the COMPANY hereby agrees to provide coverage which shall be effective on the date of acquisition under this Bond for those acquired institutions in which the ASSURED owns greater than fifty percent (50%) of the voting stock or voting rights either directly or through one or more of its subsidiaries for the remainder of the BOND PERIOD, with no additional premium, provided the acquired institution meets all of the following conditions:

i.	the assets shall not exceed twenty five percent (25%) of the ASSURED’S assets,

ii.	there shall be neither any paid nor pending Bond claim for the three (3) year period prior to the date of acquisition, and

iii.	the ASSURED is not aware of any disciplinary action or proceeding by State or Federal officials involving the acquired institution as of the date of acquisition.

B-2 Bond Form 17-02-2348 (Ed. 10-00)	Page 1

The COMPANY further agrees that as respects any acquisition that involves a State or Federal regulatory assisted acquisition or assumption of assets and/or liabilities, coverage shall be provided under this Bond for the remainder of the BOND PERIOD as long as conditions i. and ii. above are met. As respects such acquisition or assumption of assets and/or liabilities, coverage applies only to a Single Loss fully sustained by the ASSURED on or after the date of such acquisition or assumption. All of the circumstances, conditions or acts causing or contributing to a Single Loss must occur on or after the date of such acquisition or assumption for coverage to apply regardless of the time such loss is discovered by the ASSURED.’

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-2348 (Ed. 10-00)	Page 2

FEDERAL INSURANCE COMPANY Endorsement No.: 13 Bond Number: 70437189
NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

COURT COSTS AND ATTORNEYS’ FEES ENDORSEMENT

It is agreed that this Bond is amended by deleting in its entirety General Agreement E., Notice to Company of Legal Proceedings Against Assured-Election to Defend, and substituting the following:

“E.	Court Costs and Attorneys’ Fees

The COMPANY will indemnify the ASSURED for court costs and reasonable attorneys’ fees incurred and paid by the ASSURED in defense, whether or not successful, whether or not fully litigated on the merits and whether or not settled, of any claim, suit or legal proceeding with respect to which the ASSURED would be entitled to recovery under this Bond. However, with respect to INSURING CLAUSE 1., this General Agreement shall only apply in the event that:

(1)	an Employee admits to being guilty of dishonest acts,

(2)	an Employee is adjudicated to be guilty of dishonest acts, or

(3)

in the absence of (1) or (2) above, an arbitration panel agrees, after a review of an agreed statement of facts between the COMPANY and the ASSURED, that an Employee would be found guilty of dishonest acts, if such Employee were prosecuted.

The ASSURED shall notify the COMPANY at the earliest practical moment, not to exceed sixty (60) days after the ASSURED receives notice, of any suit or legal proceeding brought to determine the

ASSURED’S liability for any loss, claim or damage which, if established, would constitute a collectible loss under this Bond and at the request of the COMPANY shall furnish copies of all pleadings and pertinent papers to the COMPANY. The COMPANY may, at its sole option, elect to conduct the defense of all or part of such legal proceeding. The defense by the COMPANY shall be in the name of the ASSURED through attorneys selected by the COMPANY. The ASSURED shall provide all reasonable information and assistance as required by the COMPANY for such defense.

If the COMPANY declines to defend the ASSURED, no settlement without the prior written consent to the COMPANY or judgment against the ASSURED shall determine the existence, extent or amount of coverage under this Bond.

If the amount demanded in any such suit or legal proceeding is within the DEDUCTIBLE AMOUNT, if any, the COMPANY shall have no liability for court costs and attorney’s fees incurred in defending all or part of such suit or legal proceeding.

B-2 Bond Form 17-02-2354 (Ed. 10-00)	Page 1

If the amount demanded in any such suit or legal proceeding is in excess of the SINGLE LOSS LIMIT OF LIABILITY stated in ITEM 3. of the DECLARATIONS for the applicable INSURING CLAUSE, the COMPANY’S liability for court costs and attorney’s fees incurred in defending all or part of such suit or legal proceedings is limited to the proportion of such court costs and attorney’s fees incurred that the SINGLE LOSS LIMIT OF LIABILITY stated in ITEM 3. of the DECLARATIONS for the applicable INSURING CLAUSE bears to the total of the amount demanded in such suit or legal proceeding.

If the amount demanded in any suit or legal proceedings is in excess of the DEDUCTIBLE AMOUNT, if any, but within the SINGLE LOSS LIMIT OF LIABILITY stated in ITEM 3. of the DECLARATIONS for the applicable INSURING CLAUSE, the COMPANY’S liability for court costs and attorney’s fees incurred in defending all or part of such suit or legal proceedings shall be limited to the proportion of such court costs or attorney’s fees that the amount demanded that would be payable under this Bond after application of the DEDUCTIBLE AMOUNT, bears to the total amount demanded in such suit or legal proceeding.

Amounts paid by the COMPANY for court costs and attorney’s fees shall be part of and reduce, and not be in addition to, the SINGLE LOSS LIMIT OF LIABILITY stated in ITEM 3. of the DECLARATIONS for the applicable INSURING CLAUSE.”

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-2354 (Ed. 10-00)	Page 2

FEDERAL INSURANCE COMPANY

Endorsement No.:	14

Bond Number:	70437189

NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

UNAUTHORIZED SIGNATURE ENDORSEMENT

It is agreed that this Bond is amended by adding the following INSURING CLAUSE:

“12.	Unauthorized Signature

Loss resulting directly from the ASSURED having accepted, paid or cashed any check or Withdrawal Order made or drawn on or against the account of the ASSURED’S customer which bears the signature or endorsement of one other than a person whose name and signature is on file with the ASSURED as a signatory on such account.

It shall be a condition precedent to the ASSURED’S right of recovery under this INSURING CLAUSE that the ASSURED shall have on file signatures of all the persons who are signatories on such account.”

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-2369 (Ed. 10-00)

FEDERAL INSURANCE COMPANY

Endorsement No.:	15

Bond Number:	70437189

NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

VOICE INITIATED FUNDS TRANSFER INSTRUCTION ENDORSEMENT

It is agreed that this Bond is amended as follows:

1.	By adding the following INSURING CLAUSE:

“13.	Voice Initiated Funds Transfer Instruction

Loss resulting directly from the ASSURED having transferred any funds on the faith of any Voice Initiated Funds Transfer Instruction made by a person purporting to be:

a.	a Customer, or

b.	an authorized representative of the Customer, or

c.	an Employee who was authorized by the ASSURED to instruct other Employees to transfer funds,

provided, however, such instructions were received by an Employee specifically designated to receive and act upon such instructions, and such acts were committed by said person for the purpose of making an improper personal financial gain for such person or any other person.

The following conditions are precedent to coverage under this INSURING CLAUSE:

a.

The ASSURED will record all Voice Initiated Funds Transfer Instruction. The ASSURED, however, shall not be deprived of coverage under this INSURING CLAUSE if at the time of filing proof of loss, as set forth in Section 7. of this Bond, the ASSURED is unable to produce such electronic recordings solely because of failure of the electronic recording equipment to audibly record such instructions.

b.

The ASSURED shall verify all Voice Initiated Funds Transfer Instruction in excess of the DEDUCTIBLE AMOUNT stated in ITEM 3. of the DECLARATIONS by a direct electronically recorded call back to the Customer when such instructions:

(1)	involve a request to transfer funds to other than the Customer’s account,

(2)	are non-repetitive, or

(3)	are not in accordance with the parameters contained in the written voice initiated funds transfer agreement between the ASSURED and the Customer.”

B-2 Bond Form 17-02-2371 (Ed. 10-00)	Page 1

2.	By adding to Section 1., Definitions, the following:

“dd.

Customer means any corporation, partnership, proprietor, trust or individual having an account with the ASSURED and which has a written agreement with the ASSURED for Voice Initiated Funds Transfer Instructions.”

ee.

Voice Initiated Funds Transfer Instruction means those oral instructions authorizing the transfer of funds in a Customer’s account to a financial institution for credit to accounts designated by the Customer:

(1)	made over the telephone;

(2)	directed to those Employees specifically authorized by the ASSURED to receive such instructions by telephone at the ASSURED’s offices;

(3)	which were electronically recorded.”

3.	By adding to Section 7., Notice To Company-Proof-Legal Proceedings Against Company, the following:

“e.	Proof of loss involving Voice Initiated Funds Transfer Instructions shall include electronic recordings of such instructions.”

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-2371 (Ed. 10-00)	Page 2

FEDERAL INSURANCE COMPANY

Endorsement No:	16

Bond Number:	70437189

NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

AMENDING TERMINATION - PRIOR DISHONEST ACT THRESHOLD ENDORSEMENT

It is agreed that this Bond is amended by deleting in its entirety Section 13., Termination, and substituting the following:

“Section 13. Termination

This Bond terminates as an entirety on the earliest occurrence of any of the following:

a.	immediately on the receipt by the COMPANY of a written notice from the ASSURED of its decision to terminate this Bond, or

b.	immediately on the appointment of a trustee, receiver or liquidator to act on behalf of the ASSURED, or taking over the ASSURED by State or Federal officials, or

c.	immediately on the dissolution of the ASSURED, or

d.	immediately on the taking over of the ASSURED by another entity, or

e.	immediately on exhausting the AGGREGATE LIMIT OF LIABILITY, or

f.	immediately on expiration of the BOND PERIOD.

This Bond terminates as to any Partner or Employee:

(1)

immediately on the ASSURED, or any of its Partners, directors, trustees or officers not acting in collusion with such Partner or Employee, learning of any dishonest act committed by such Partner or Employee at any time, whether in the employment of the ASSURED or otherwise, whether or not such act is of the type covered under this Bond, and whether against the ASSURED or any other person or entity, or

(2)	fifteen (15) days after the receipt by the ASSURED of a written notice from the COMPANY of its decision to terminate this Bond as to any Partner or Employee.

Termination as to any Partner or Employee shall not apply if the dishonest act occurred prior to employment with the ASSURED and involved less than $ 25,000.

Such termination, however, is without prejudice to the loss of any Property then in transit in the custody of such Partner or Employee.

B-2 Bond Form 17-02-4776 (Ed. 7-02)	Page 1

The COMPANY will mark its records to indicate that the organizations named in ITEM 5. of the DECLARATIONS are to be notified promptly concerning termination or substantial modification of this Bond as an entirety or as to any Partner or Employee, whether such termination is effected by notice from the ASSURED or by the COMPANY. The COMPANY will use its best efforts to so notify said organizations, but failure to so notify shall not impair or delay the effectiveness of any such termination.”

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-4776 (Ed. 7-02)	Page 2

FEDERAL INSURANCE COMPANY

Endorsement No:	17

Bond Number:	70437189

NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

AMENDING TERMINATION - NOTICE OF NON-RENEWAL ENDORSEMENT

It is agreed that this Bond is amended by adding at the end of the first paragraph in Section 13., Termination, the following:

g.	thirty (30) days after receipt by the ASSURED of a written notice of non-renewal from the COMPANY.

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-4777 (Ed. 7-02)

FEDERAL INSURANCE COMPANY

Endorsement No.:	18

Bond Number:	70437189

NAME OF ASSURED: LOGAN RIDGE FINANCE CORPORATION

TELEFACSIMILE INSTRUCTION ENDORSEMENT

It is agreed that this Bond is amended as follows:

1.	By adding the following INSURING CLAUSE:

“14.	Telefacsimile Instruction

Loss resulting directly from the ASSURED having transferred, paid or delivered any funds or other Property or established any credit, debited any account or given any value on the faith of any fraudulent instructions sent by a Customer, financial institution or another office of the ASSURED by Telefacsimile directly to the ASSURED authorizing or acknowledging the transfer, payment or delivery of funds or other Property or the establishment of a credit or the debiting of an account or the giving of value by the ASSURED where such Telefacsimile instructions:

a.

bear a valid test key exchanged between the ASSURED and a Customer, another financial institution or another office of the ASSURED with authority to use such test key for Telefacsimile instructions in the ordinary course of business, but which test key has been wrongfully obtained by a person who was not authorized to initiate, make, validate or authenticate a test key arrangement, and

b.

fraudulently purport to have been sent by such Customer, financial institution or another office of the ASSURED when such Telefacsimile instructions were transmitted without the knowledge or consent of such Customer, financial institution or other office of the ASSURED by a person other than such Customer, financial institution or other office of the ASSURED and which bear a Forgery of a signature, provided that the Telefacsimile instruction was verified by a direct call back to an employee of the financial institution or a person thought by the ASSURED to be the Customer, or an employee of another office of the ASSURED.”

B-2 Bond Form 17-02-4934 (Ed. 3-03)	Page 1

2.	By adding to Conditions and Limitation, Section 1., Definitions, the following:

“ff.	Customer means any corporation, partnership, proprietor, trust or natural person having an account with the ASSURED and having a written agreement with the ASSURED for Telefacsimile instructions.

gg.

Telefacsimile means a system of transmitting written documents by electronic signals over telephone lines to equipment maintained by the ASSURED for the purpose of reproducing a copy of said document. Telefacsimile does not mean electronic communication sent by Telex or similar means of communication, or through an electronic communication system or through an automated clearing house.”

3.	By adding to Section 3., Specific Exclusions Applicable to All Insuring Clauses Except Insuring Clause 1., the following:

“o.	loss resulting directly or indirectly from Telefacsimile instructions provided, however, this exclusion 3. o shall not apply to this INSURING CLAUSE 14.”

This Endorsement applies to loss discovered after 12:01 a.m. on October 20, 2021.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: December 6, 2021	By
Authorized Representative

B-2 Bond Form 17-02-4934 (Ed. 3-03)	Page 2

ENDORSEMENT/RIDER

Effective date of
this endorsement/rider: October 20, 2021	FEDERAL INSURANCE COMPANY

Endorsement/Rider No. 19

To be attached to and
form a part of Policy No. 70437189

Issued to: LOGAN RIDGE FINANCE CORPORATION

FRAUDULENT INSTRUCTIONS EXCLUSION ENDORSEMENT (FORM B)

In consideration of the premium charged, it is agreed that the Conditions and Limitations of this Bond is amended to include the following Section:

Specific Exclusions – Applicable To Insuring Clause 7.:

This Bond does not cover loss resulting directly or indirectly from any transfer, payment or delivery of Property:

(1)	authorized by an Employee; or

(2)

arising out of any misrepresentation received by any Employee, agent, broker, factor, commission merchant, independent contractor, intermediary, finder or other representative of the same general character of the ASSURED, whether such transfer, payment or delivery was made in good faith or as a result of trick, artifice, fraud or false pretenses.

The title and any headings in this endorsement/rider are solely for convenience and form no part of the terms and conditions of coverage.

All other terms, conditions and limitations of this Policy shall remain unchanged.

Authorized Representative

MS-307329 (09/2020)	Page 1 of 1